EXHIBIT 5


                 [Letterhead of Shumaker, Loop & Kendrick, LLP]

                                  June 5, 1997

Federal Mortgage Management II, Inc.
Attention:  Guy S. Della Penna, President & CEO
1800 Second Street, Suite 780
Sarasota, Florida 34236

         Re:  SECURITIES AND EXCHANGE COMMISSION
              REGISTRATION STATEMENT ON FORM SB-2
              SERIES 1997A PROMISSORY NOTES

Gentlemen:

     We are legal counsel to Federal Mortgage Management II, Inc., a Delaware corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form SB-2 (Registration No. 333-15151) with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration and sale by the Company of Series 1997A Promissory Notes (the "Notes") in the aggregate principal amount of $5,000,000 of the Company. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

     Based upon the foregoing, it is our opinion that the Notes, when and if issued and sold in the manner set forth in the Registration Statement, will be
(i) legally and validly issued, fully paid and nonassessable, and (ii) binding obligations of the Company.

     The undersigned hereby consents to (i) filing this opinion as Exhibit 5 to the Registration Statement and (ii) using its name in the Registration Statement under the following caption of the Prospectus: "LEGAL MATTERS."

                                               Very truly yours,

                                               SHUMAKER, LOOP & KENDRICK, LLP

                                               /s/ GREGORY C. YADLEY
                                               ---------------------
                                               Gregory C. Yadley